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                                                                Exhibit 23(d)(9)


                                 THE KENT FUNDS

                                     INTERIM
                          INVESTMENT ADVISORY AGREEMENT


         This Agreement (the "Agreement") by and between THE KENT FUNDS, a Massachusetts business trust (the "Trust"), and FIFTH THIRD BANK ("Fifth Third" or the "Adviser") is dated April 2, 2001.

         WHEREAS, the Trust and the Adviser wish to enter into an Interim Advisory Agreement setting forth the terms on which the Adviser will perform certain services for the Trust's portfolios listed on Schedule A to this Agreement (individually, a "Portfolio" and together, the "Portfolios") and for each Portfolio of the Trust subsequently established;

         WHEREAS, Fifth Third or its predecessors have been providing advisory services to the Trust under a separate agreement which terminated as of April 2, 2001, in connection with a change in control involving Lyon Street Asset Management; and Fifth Third will serve as Adviser to the Trust provided the conditions of Rule 15a-4 under the Investment Company Act of 1940, as amended, are met;

         WHEREAS, the Board of Trustees of the Trust has approved this Agreement and the Advisor is willing to furnish such services upon the terms and conditions herein set forth;

         THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Trust and the Adviser agree as follows:

         1. (a) The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of the Portfolios of the Trust in conformity with each Portfolio's investment objectives, fundamental policies and restrictions as set forth from time to time in the Trust's then current prospectus and statement of additional information thereto and other governing documents, subject to the supervision and control of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations set forth herein for the compensation provided herein. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         (b) In the event the Trust establishes one or more Portfolios, in addition to the existing Portfolios, for which it wishes the Adviser to perform services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing and such Portfolio shall become a Portfolio hereunder, and the compensation payable to the Adviser by the new Portfolio will be as agreed to in writing at the time and as set forth on Schedule A attached hereto and made a part hereof.


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         2. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of each Portfolio with broker-dealers selected by the Adviser. In executing portfolio transactions and selecting broker-dealers, the Adviser will use its best efforts to seek best execution on behalf of each Portfolio. In assessing the best execution available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act")) provided to each Portfolio and or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio, which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

         3. The Adviser assumes and shall pay for all expenses of the Adviser incurred in the management of the investment and reinvestment of the assets of each Portfolio of the Trust. The Trust assumes and shall pay all other costs and expenses of the Trust and its Portfolios, including, without limitation: (1) all charges and expenses of a manager; (2) all charges and expenses of any custodian or depository appointed by the Trust for the safekeeping of its cash, securities and other property; (3) all charges and expenses for bookkeeping and auditors;
(4) all charges and expenses of any transfer agents and registrars appointed by the Trust; (5) all fees of all Trustees of the Trust; (6) the cost of all securities and other property purchased by the Trust and all brokers' fees, expenses and commissions, issue and transfer taxes and other expenses chargeable to the Trust in connection with the transactions involving securities and other property to which the Trust is a party; (7) all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies; (8) all fees and expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission ("Commission") and registering or qualifying its shares under state or other securities laws, including the preparation and printing of prospectuses for filing with the Commission and other authorities; (9) the costs of sales literature and advertising, including expenses of preparing, printing and mailing prospectuses and reports to shareholders of the Trust; (10) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing notices, reports and proxy materials to shareholders of the Trust; (11) all charges and expenses of legal counsel for the Trust, its officers and Trustees in connection with legal matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's existence, trust and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the Trust has herein assumed and extraordinary matters; (12) all charges and expenses of filing annual and other reports with the Commission; and (13) all extraordinary expenses and charges of the Trust. In the event that the Adviser provides any of these services or pays any of these expenses, the Trust will promptly reimburse the Adviser therefor on a cost basis. No

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agreement is made hereby with respect to the provision of any other of such services by the Adviser or any of its affiliates, or payment therefor.

         The services of the Adviser to the Trust's Portfolios hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

         4. As compensation for the Adviser's services during the period of this Agreement for the Portfolios, and for each Portfolio subsequently established, the Trust will pay to the Adviser for each Portfolio a fee at the annual rate as set forth on Schedule A attached hereto and made a part hereof and as computed in the manner provided in the Trust's then current prospectus and statement of additional information thereto as of the close of business on each business day.

         Subject to Section 7 hereof, a pro rata portion of the fee shall be payable in arrears at the end of each calendar month. Subject to Section 7(b) hereof, if this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

         5. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee or agent of the Adviser, who may be or become an officer, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as an officer, Director, partner, employee or agent or one under the control or direction of the Adviser even though paid by it. The Trust agrees to indemnify and hold the Adviser harmless from all taxes charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the Investment Company Act of 1940 (the "1940 Act"), and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Adviser takes or does or omits to take or do hereunder provided that the Adviser shall not be indemnified against any liability to the Trust or to its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         6. (a) Notwithstanding anything herein to the contrary, this Agreement shall not become effective until the date of the merger between Old Kent Financial Corporation and Fifth Third Bancorp.


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            (b) The term of this Agreement shall begin on the date first above written and shall terminate without penalty upon the earlier of (i) 150 days from the date hereof, (ii) 10 calendar days' written notice by the Trust to the Adviser, provided that the Trust's Board of Trustees or a Majority (as defined below) of the outstanding voting securities of a Portfolio have voted to terminate the Agreement with respect to such Portfolio; (iii) an event of assignment (as defined in the 1940 Act); and (iv) upon the effective date of Investment Advisory Agreement between the Adviser and the Trust that has received the approval of the vote of a Majority of the Trust's outstanding voting securities. For purposes of the foregoing, "Majority" is defined as the lesser of (a) 67% of the shares of the Trust represented at a meeting, if holders of more than 50% of the outstanding shares of the Trust are present in person or by proxy or (b) more than 50% of the outstanding shares of the Trust. Subject to Section 7(a), termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation to which it is entitled under this Agreement entered prior to such termination.

         7. Escrow Provisions. (a) Notwithstanding any other provision of this Agreement, in no event shall compensation paid to the Adviser hereunder exceed the amount permitted by Rule 15a-4 under the 1940 Act. All compensation paid to the Adviser hereunder shall be held in an interest-bearing escrow account with an escrow agent to be mutually agreed upon by the parties (the "ESCROW ACCOUNT"). Trust funds held in the Escrow Account, including interest earned ("ESCROW MONEY"), shall be paid to the Adviser promptly after approval of an Investment Advisory Agreement between the Trust and the Adviser by the vote of a Majority of each Portfolio's outstanding voting securities in accordance with the 1940 Act, provided that such approval is obtained no later than 150 days after the date of this Agreement.

            (b) If an Investment Advisory Agreement between the Trust and the Adviser is not approved by a vote of a majority of each Portfolio's outstanding voting securities within the time period stated above, the Adviser shall receive from the Escrow Account as full compensation for its services hereunder the lesser of: (x) the sum of the amount of any costs incurred by Adviser in performing its duties under this Agreement prior to such termination plus any interest earned on that amount, or (y) the sum of the amount deposited in the Escrow Account plus any interest earned on that amount.

            (c) The Trust shall deposit monthly advisory fees payable to the Adviser in a segregated account with an escrow agent to be mutually agreed upon by the parties. Such escrow agent shall invest the same in a money market mutual fund or interest bearing bank account agreed to by the Trust and the Adviser from time to time in writing. Whenever required by this Agreement to disburse any of the Escrow Money and upon written directions from Adviser and the Trust, such escrow agent shall promptly liquidate sufficient investments to permit such disbursement to be made, or, if directed by the Adviser, distribute the Escrow Money in kind.

         8. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that such execution by the Trust shall have been first approved by vote of the holders of a Majority of the outstanding voting securities of the affected Portfolio of the Trust and by the vote of a majority of Trustees of the Trust who are not interested persons (as that term is defined in the 1940 Act) of the Adviser, or any predecessor of the Adviser, a manager of the Trust or the Trust, cast in person at a meeting called for the purpose of voting on such approval.


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         9.  Matters Relating to the Trust as a Massachusetts Business Trust.
The names "The Kent Funds" and "Trustees of The Kent Funds" refer respectively to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         10. The provisions of this Agreement shall be governed, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                        FIFTH THIRD BANK


                                        By: /s/ James D. Berghausen
                                           -----------------------------
                                            Name: James D. Berghausen
                                            Title: SVP & CIO



                                        KENT FUNDS


                                        By: /s/ James F. Duca, II
                                           -----------------------------
                                            Name:  James F. Duca, II
                                            Title: President



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                                   SCHEDULE A
                                   TO INTERIM
                          INVESTMENT ADVISORY AGREEMENT

                   SCHEDULE OF ANNUAL INVESTMENT ADVISORY FEES

                                                     Annual Advisory Fee
                                                       As a Percentage
                                                     of the Portfolio's         Annual Advisory Fee
Fund                                              Average Daily Net Assets         After Waivers
----                                              ------------------------      -------------------
Kent Growth & Income Fund                                   0.70%                      0.70%
Kent Index Equity Fund                                      0.30%                      0.25%
Kent Large Company Growth Fund                              0.70%                      0.70%
Kent Small Company Growth Fund                              0.70%                      0.70%
Kent International Growth Fund                              0.75%                      0.75%
Kent Income Fund                                            0.60%                      0.60%
Kent Intermediate Bond Fund                                 0.55%                      0.55%
Kent Short Term Bond Fund                                   0.50%                      0.50%
Kent Tax-Free Income Fund                                   0.55%                      0.55%
Kent Intermediate Tax-Free Fund                             0.50%                      0.50%
Kent Michigan Municipal Bond Fund                           0.45%                      0.45%
Kent Money Market Fund                                      0.40%                      0.40%
The Kent Government Money Market Fund                       0.40%                      0.25%
Kent Michigan Municipal Money Market Fund                   0.40%                      0.40%
Kent Science and Technology Fund                            0.70%                      0.70%
Kent Canterbury Fund                                        0.70%                      0.70%
Kent Cascade Fund                                           0.70%                      0.70%
Lyon Street Institutional Money Market Fund                 0.40%                      0.22%



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